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 SULLIVAN & CROMWELL LLP

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                                                                     Exhibit 8.1

November 13, 2003


Coca-Cola HBC Finance B.V.,
   Herengracht 556,
      1017 CG, Amsterdam,
         The Netherlands.

Coca-Cola Hellenic Bottling Company S.A.,
   9 Fragoklissias Street,a
      151 25 Maroussi, Athens,
         Greece.

Dear Sirs:

     We have acted as your United States federal income tax counsel in connection with your registration statement under the Securities Act of 1933 (the "Act") on Form F-4 that you filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). We hereby confirm to you that our opinion is as set forth under the caption "Taxation--United States Taxation" with respect to United States federal income taxation in the prospectus included in the related Registration Statement (the "Prospectus), subject to the limitations set forth therein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation--United States Taxation" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,

                                                  /s/  Sullivan & Cromwell LLP